As filed with the Securities and Exchange Commission on March 6, 2006
Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

KongZhong Corporation
(Exact name of issuer as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)

35th Floor, Tengda Plaza
No. 168 Xizhimenwai Street
Beijing, China 100044
(Address of principal executive offices)

KongZhong Corporation
2002 EQUITY INCENTIVE PLAN
(Full title of the plan)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 664-1666
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
to be Registered	Registered (1)	Offering Price per Share (2)	Aggregate Offering Price (2)	Registration Fee
Ordinary Shares,	32,000,000 ordinary
par value $0.0000005 per share	shares	US$0.29	US$9,280,000	US$992.96

(1)	Plus such indeterminate number of additional ordinary shares as may be offered and issued to prevent dilution resulting from share splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices of the ordinary shares represented by the American Depositary Shares as reported on the NASDAQ National Market System on March 1, 2006.

INCORPORATION OF INFORMATION
     This registration statement on Form S-8 registers additional securities of the same class as other securities of the registrant for which a registration statement, also filed on Form S-8 by the registrant and relating to the registrant’s KongZhong Corporation 2002 Equity Incentive Plan, is effective. Pursuant to General Instruction E to Form S-8, the contents of the registrant’s registration statement on Form S-8 (File No. 333-122530), as filed with the Securities and Exchange Commission on February 4, 2005, are hereby incorporated by reference.

I-1

PART II
Item 8. EXHIBITS
SIGNATURES
EXHIBIT INDEX
EX-4.2 KongZhong Corporation 2002 Equity Incentive Plan
EX-5.1 Opinion of Maples and Calder
EX-23.1 Consent of Deloitte Touche Tohmatsu

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	EXHIBITS

Exhibit
Number		Description
3.1	—	Amended Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form F-1 (File No. 333-116172) originally filed with the Commission on June 4, 2004, as subsequently amended (the “Registration Statement on Form F-1”)).

4.1	—	Specimen of Share Certificate representing the ordinary shares (incorporated herein by reference to Exhibit 4.1 of the Registration Statement on Form F-1).

4.2	—	KongZhong Corporation 2002 Equity Incentive Plan, as amended on September 6, 2005.

5.1	—	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, as to the validity of the ordinary shares.

23.1	—	Consent of Deloitte Touche Tohmatsu.

23.2	—	Consent of Maples and Calder (included in Exhibit 5.1).

24.1	—	Power of Attorney (included on signature page).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on March 6, 2006.

KongZhong Corporation

By:	/s/ Yunfan Zhou
Name:	Yunfan Zhou
Title:	Chief Executive Officer and
Chairman of the Board of Directors
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yunfan Zhou and JP Gan, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement on Form S-8, and to file the same, with all exhibits treto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on March 6, 2006 by the following persons in the capacities indicated:

Name	Title
/s/ Yunfan Zhou	Chief Executive Officer and

Yunfan Zhou	Chairman of the Board of Director

/s/ Nick Yang	President and Executive Officer Director

Nick Yang

/s/ JP Gan	Chief Financial Officer

JP Gan

Name	Title
/s/ Charlie Y. Shi	Independent Director

Charlie Y. Shi

/s/ Hui Zhang	Independent Director

Hui Zhang

/s/ Hanhui Sun	Independent Director

Hanhui Sun

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
     Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of KongZhong Corporation, has signed this Registration Statement on March 6, 2006.

Authorized U.S. Representative

By:	/s/ Gregory F. Lavelle
Name:	Gregory F. Lavelle
Title:	Managing Director, Puglisi & Associates

EXHIBIT INDEX

Exhibit
Number		Description
3.1	—	Amended Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form F-1 (File No. 333-116172) originally filed with the Commission on June 4, 2004, as subsequently amended (the “Registration Statement on Form F-1”)).

4.1	—	Specimen of Share Certificate representing the ordinary shares (incorporated herein by reference to Exhibit 4.1 of the Registration Statement on Form F-1).

4.2	—	KongZhong Corporation 2002 Equity Incentive Plan, as amended on September 6, 2005.

5.1	—	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, as to the validity of the ordinary shares.

23.1	—	Consent of Deloitte Touche Tohmatsu.

23.3	—	Consent of Maples and Calder (included in Exhibit 5.1).

24.1	—	Power of Attorney (included on signature page).